Exhibit 16.1

September 4, 2009

Audit • Tax • Advisory
Grant Thornton LLP
U.S. Securities and Exchange Commission	18400 Von Karman Avenue, Suite 900
Office of the Chief Accountant	Irvine, CA 92612-0525
100 F Street, NE
Washington, DC 20549	T 949.553.1600
F 949.553.0168
www.GrantThornton.com

RE: Quality Systems, Inc.
File No. 001-12537

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Quality Systems, Inc. dated September 4, 2009 and agree with statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton LLP

Grant Thornton LLP
U.S. member firm of Grant Thornton International Ltd